UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             ____________________

                                   FORM 8-K

                                CURRENT REPORT
                             _____________________

                    Pursuant to Section 13 OR 15(d) of the
                        Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): September 14, 2004


                             Wynn Resorts, Limited
            (Exact Name of Registrant as Specified in its Charter)


          Nevada                      000-50028                 46-0484987
(State or Other Jurisdiction of  (Commission File Number)   (I.R.S. Employer
      Incorporation)                                        Identification No.)


       3131 Las Vegas Boulevard South
             Las Vegas, Nevada                                    89109
  (Address of Principal Executive Offices)                      (Zip Code)


                                (702) 770-7555
             (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 1.01     Entry into a Material Definitive Agreement.

On September 14, 2004, Wynn Resorts (Macau) S.A. ("Wynn Macau"), an indirect subsidiary of the Registrant, executed a definitive credit agreement (the "Common Terms Agreement") and related ancillary agreements with a syndicate of lenders led by Deutsche Bank, AG, Hong Kong Branch and Societe Generale Asia Limited, as Global Coordinating Lead Arrangers, documenting Wynn Macau's previously announced senior bank facility of US$397 million. The senior bank facility consists of term loan facilities in the amount of US$382 million (which will be borrowed in a combination of Hong Kong and US dollars) and a revolving working capital facility of HK$117 million (approximately US$15 million). Proceeds from draws on the term loan facilities will be used for the design, development, construction and pre-opening expenses of Wynn Macau's destination resort in Macau (the "Project"). Except for certain specified funding obligations (described below), the financing is non-recourse to the Registrant.

As described below, the term loans will not be drawn until base equity of US$230MM and the subordinated note funding (described below) have been provided to and expended by Wynn Macau on the Project, and the other conditions precedent customary for limited recourse project finance construction loans are satisfied. The principal amount of the term loans is required to be repaid in quarterly installments, commencing on September 14, 2007, such that during the third year of the loan, 3.75% of the principal will be due, during the fourth year of the loan, 10.00% of the principal will be due, during the fifth year of the loan, 27.00% of the principal will be due, during the sixth year of the loan, 29.00% of the principal will be due, and during the seventh year of the loan, 30.25% of the principal will be due. The term loans will mature on September 14, 2011 and bear interest at LIBOR or HIBOR plus 3.5% per annum. The working capital facility will expire on September 14, 2007 and borrowings under it will bear interest at HIBOR plus 2.5% per annum. Customary fees and expense were paid by Wynn Macau.

The loans are secured by a collateral package consisting of a first priority security interest in substantially all of the assets of Wynn Macau. In addition, certain subsidiaries of the Registrant that are direct or indirect shareholders of Wynn Macau have executed a guarantee of the loans and pledged their shares in Wynn Macau or upstream intermediate companies, as the case may be, as additional security for repayment of the loans.

Prior to drawing on the term loans, the Registrant will provide US$230 million of equity funding to be applied to Project costs (including amounts spent to date on the Project and the US$50 million deposited with BNU and described below). In addition, simultaneously with the loan signing, Wynn Group, Asia, Inc. ("Wynn Asia"), an affiliate of the Registrant, entered into a Note Purchase Agreement with Wynn Macau pursuant to which Wynn Asia will purchase US$122 million in subordinated notes to be issued by Wynn Macau. The subordinated notes will be secured by a third priority security interest in the collateral package. Proceeds of the equity funding and subordinated notes must be expended for Project costs prior to funding of the term loans. In addition, the Registrant is providing up to US$30 million of contingent equity that is available to pay additional costs of construction. Other than the equity, subordinated funding, contingent equity support and clawbacks of certain restricted payments made during the loan term, the financing is non-recourse to the Registrant.

The Common Terms Agreement contains representations, warranties and covenants, including financial covenants, capital spending limits and other affirmative and negative covenants, customary for a limited recourse project financing. The Common Terms Agreement does not prohibit Wynn Macau from entering into subconcessions, provided that, among other conditions, the first US$20 million of upfront premiums derived from such subconcessions prior to the completion of the Project are pledged to secure the Registrant's equity obligations. Any premiums in excess of this first US$20 million received prior to the completion of the Project may, under certain circumstances, be applied as mandatory prepayments of the term loans, be used to pay project costs or be distributed to Wynn Macau. After completion of the Project, half of all premiums derived from subconcessions shall be applied as mandatory prepayments of the term loans, and all remaining amounts will be, subject to certain conditions, distributed to Wynn Macau.

Subject to certain exceptions and in some cases to notice provisions and grace periods, events of default under the Common Terms Agreement include, among other things: the failure to pay any principal, interest or other amount when due; breach of representations and warranties; noncompliance with covenants; default under other indebtedness or certain other material agreements; events of insolvency affecting Wynn Macau and other major Project parties; certain forecast funding shortfalls; certain prohibited transactions under ERISA; certain material judgments; impairment of security interests or loan documents; change of control; certain events involving the Registrant's Chief Executive Officer, Stephen A. Wynn (including Mr. Wynn and his related parties owning less than 20% of the voting stock of the Registrant and certain situations under which Mr. Wynn ceases to act as Chairman of the Board or Chief Executive Officer of the Registrant); failure of certain indebtedness to remain validly subordinated; failure to comply with or maintain certain permits; failure to progress satisfactorily toward completion of the Project; any call or drawing under the bank guarantee (described below) issued to the Macau government for the Project; failure to maintain certain insurance policies; certain adverse legal developments; any intervention by the Macau government under, or termination or dissolution or actions toward termination or dissolution under the concession agreements pursuant to which the Project is being built and will be operated; any action by the Macau government seeking unilateral dissolution of the concession agreement under enumerated circumstances; termination of the concession agreement; and the occurrence and continuation of a material adverse effect. Upon an event of default, the lenders are entitled to exercise certain remedies, including acceleration of the indebtedness under the senior bank facility.

Wynn Macau is required to make mandatory prepayments of indebtedness under certain circumstances with certain proceeds from equity issuances (at the Wynn Macau level), asset sales, eminent domain, excess cash flow, insurance and subconcessions. Additionally, if substantially all of the Project is lost, damaged, destroyed or declared a total loss, the indebtedness may be accelerated.

On September 14, 2004, Wynn Macau also entered into a Bank Guarantee Reimbursement Agreement with Banco National Ultramarino, S.A. ("BNU") in connection with the guarantee in the amount of MOP700,000,000 (approximately US$87 million) previously issued by BNU for the benefit of the Macau government under the concession agreement. The guarantee is required under Wynn Macau's concession agreement with the Macau government to assure Wynn Macau's performance of its obligations thereunder, including the payment of premiums and any fines as well as to indemnify the Macau government if Wynn Macau fails to perform under the concession agreement. Wynn Macau is obligated to deposit US$50 million with BNU to secure its reimbursement obligations in the event that the guarantee is drawn upon. The deposit will be released to Wynn Macau and applied to Project costs as equity funding. BNU is further secured by a second ranking security interest in the senior lender collateral package. Wynn Macau will pay an annual fee not to exceed MOP12,250,000 (approximately US$1,525,000) under the Bank Guarantee Reimbursement Agreement. From and after repayment of all indebtedness under the senior bank facilities, Wynn Macau is obligated to promptly, upon demand by BNU, repay the amount of any draw on the guarantee by the Macau government.

Item 2.03     Creation of a Direct Financial Obligation.

See Item 1.01 above.


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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    September  14, 2004

                                               Wynn Resorts, Limited


                                               By: /s/ John Strzemp
                                                   -----------------------
                                                   John Strzemp
                                                   Executive Vice President and
                                                   Chief Financial Officer